Exhibit 10.1

EXECUTION VERSION

COMPOSECURE HOLDINGS, L.L.C.
(a Delaware Limited Liability Company)

THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

Dated as of November 21, 2024

THE UNITS REPRESENTED BY THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

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THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
COMPOSECURE HOLDINGS, L.L.C.

THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of CompoSecure Holdings, L.L.C. (the “Company”), is made as of November 21, 2024, by and among CompoSecure, Inc., a Delaware Corporation (“PubCo”), and each other Person who becomes a Member in accordance with the terms of this Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in Section 1.1.

RECITALS

WHEREAS, the Company was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act (together with any successor statute, as amended from time to time, the “Act”) by filing the Certificate with the Secretary of State of the State of Delaware on May 13, 2020 (the “Formation Date”);

WHEREAS, on the Formation Date, the initial member of the Company executed the Limited Liability Company Agreement of the Company (the “Original Agreement”);

WHEREAS, on June 11, 2020, the Company and certain Members amended and restated the Original Agreement in its entirety (the “First A&R LLC Agreement”);

WHEREAS, the Company and PubCo are parties to that certain Agreement and Plan of Merger, dated as of April 19, 2021 (as amended from time to time, the “Merger Agreement”), pursuant to which, among other things, a wholly owned subsidiary of PubCo merged with and into the Company, with the Company continuing as the surviving entity following such merger as a wholly owned subsidiary of PubCo;

WHEREAS, on December 27, 2021, the Company and certain Members amended and restated the First A&R LLC Agreement in its entirety (the “Second A&R LLC Agreement”);

WHEREAS, on September 17, 2024, pursuant to and in accordance with the Stock Purchase Agreements, dated as of August 7, 2024, by and among Tungsten 2024 LLC, a Delaware limited liability company (“Tungsten”), and the other parties thereto (“Sellers”), Sellers (a) exchanged all of their Units designated as Class B Units on Schedule A to the Second A&R LLC Agreement (“Class B Units”) for shares of Class A Common Stock and (ii) thereafter sold to Resolute Compo Holdings LLC, a Delaware limited liability company and Tungsten’s assignee, certain shares of Class A Common Stock (collectively, the “Transaction”);

WHEREAS, there ceased to be any Class B Units outstanding as a result of the consummation of the Transaction; and

WHEREAS, the parties hereto desire to enter into this Agreement to, among other things, amend and restate the Second A&R LLC Agreement in its entirety.

NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties, intending to be legally bound, hereby agree to amend and restate the Second A&R LLC Agreement in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1      Definitions. The following terms used in this Agreement shall have the following meanings:

“Affiliate” shall mean, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under direct or indirect common control with, such Person. For the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

“Bankruptcy” shall mean, with respect to any Person, if such Person (a) makes an assignment for the benefit of creditors, (b) files a voluntary petition in bankruptcy, (c) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (d) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (e) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any Proceeding of this nature, or (f) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or if one hundred twenty (120) days after the commencement of any Proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the Proceeding has not been dismissed, or if within ninety (90) days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

“Business” shall mean any and all activities and transactions which are necessary, convenient, desirable or incidental to holding any equity interest in CompoSecure, L.L.C. and any of its Subsidiaries.

“Business Day” shall mean any day other than Saturday, Sunday or any other day on which banks located in the State of New York are authorized or required to be closed.

“Capital Contribution” shall mean, with respect to each Member, any contribution to the Company in money or other property (at such other property’s initial fair market value) by such Member whenever made.

“Certificate” shall mean the Certificate of Formation of the Company filed with the Delaware Secretary of State, as such Certificate may be amended from time to time in accordance with the Act.

“Class A Common Stock” shall mean the Class A Common Stock of PubCo, par value $0.0001 per share, or the common stock or other equity securities for which such common stock has been converted.

“Class A Units” shall mean any Units that are designated as Class A Units on Schedule A attached hereto.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any superseding federal tax law. A reference herein to a specific section (§) of the Code refers not only to such specific section of the Code, but also to any corresponding provision of any superseding federal tax statute, as such specific section of the Code or such corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

“Confidential Information” shall mean all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, that relates to the products, services or research or development of the Company and its Subsidiaries or their suppliers, distributors, customers, independent contractors or other business relations. Confidential Information includes the following: (a) internal business information (including information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures and accounting and business methods); (b) identities of, individual requirements of, specific contractual arrangements with, and information about, the Company’s or its Subsidiaries’ suppliers, distributors, customers, independent contractors or other business relations and their confidential information; (c) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable); and (d) all of the following U.S. and foreign: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissue, continuation, continuation-in-part, division, extension or reexamination thereof; (ii) trademarks, service marks, trade dress, trade names, corporate names, logos and slogans (and all translations, adaptations, derivations and combinations of the foregoing) and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets and confidential and proprietary information, including ideas, formulas, compositions, know-how, related processes and techniques, models, research and development information, drawings, specifications, designs, plans, proposals and technical data and manuals (in each case relating to products currently in production as well as products under development); (vi) computer software (including source code, executable code, data, databases and documentation); and (vii) all other intangible properties (including incorporeal properties); together with all books, records, drawings or other indicia, however evidenced.

“Distributable Cash” shall mean all cash, revenues and funds received by the Company and its Subsidiaries from the Company’s and its Subsidiaries’ operations and assets, less the sum of the following to the extent paid or set aside by the Company or its Subsidiaries, as applicable: (a) all principal and interest payments on indebtedness of the Company and its Subsidiaries and all other sums paid to lenders with respect to the Company and its Subsidiaries; (b) all cash expenditures incurred in the normal operation of the business of the Company and its Subsidiaries; and (c) such reserves as the Managing Member deems reasonably necessary for the proper operation of the Business.

“Economic Interest” shall mean a Member’s share of the Company’s net profits, net losses and distributions pursuant to this Agreement and the Act, but shall not include any right to participate in the management or affairs of the Company, including the right to vote on, consent to, or otherwise participate in, any decision of the Members, or any right to receive information concerning the business and affairs of the Company, in each case to the extent provided for herein or otherwise required by the Act.

“Effective Transfer Time” shall mean, with respect to any Transfer in accordance with the terms of this Agreement, the close of business on the effective date of such Transfer.

“Electronic Transmission” shall mean any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

“Entity” shall mean any partnership (general or limited), limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization or other legal entity.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

“fair market value” shall mean, with respect to any property or asset (other than cash) (including any Units and any other equity securities of the Company), the price at which such property or asset is likely to be sold in an arm’s-length transaction between a willing and able buyer and a willing and able seller, neither of which is an Affiliate of a Member or of the other, based on the then prevailing market conditions. “Fair market value” shall be determined by the Managing Member in good faith.

“Fiscal Year” shall mean (a) the period commencing upon the date hereof and ending on December 31, 2021, (b) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (c) any portion of the period described in clause (b) of this sentence ending on the date on which the Certificate is canceled in accordance with the Act; provided, in each case unless changed by the Managing Member or such other period as may be required by the Code.

“Immediate Family Member” shall mean, with respect to any Person, a lineal descendant, sibling, lineal descendant of a sibling, in each case whether by blood or adoption, parent, spouse or domestic partner.

“Managing Member” shall mean (a) PubCo so long as PubCo has not withdrawn as the Managing Member pursuant to Section 5.1(b) and (b) any Permitted Successor appointed as Managing Member in accordance with Section 5.1(b).

“Member” shall mean each Person who holds any Units identified on Schedule A hereto as of the date hereof who has executed this Agreement or a counterpart hereof and each Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Act, in each case so long as such Person owns, and is shown on the Company’s books and records as the owner of, one or more Units. The Members shall constitute the “members” (as that term is defined in the Act) of the Company. Except as expressly provided herein, the Members shall constitute a single class or group of members of the Company for all purposes of the Act and this Agreement.

“Membership Interest” shall mean a Member’s interest in the Company, including such Member’s Economic Interest and the rights as a Member (including the rights, if any, to participate in the management of the business and affairs of the Company, including the right, if any, to vote on, consent to or otherwise participate in any decision or action of or by the Members and the right to receive information concerning the business and affairs of the Company, in each case to the extent expressly provided in this Agreement or otherwise required by the Act).

“Percentage Interest” shall mean, with respect to any Member, as of any date of determination, such Member’s Economic Interest in the Company expressed as a portion of one hundred percent (100%), as shown on Schedule A attached hereto, determined by dividing (a) the total number of Units held by such Member as of such date by (b) the total number of Units outstanding as of such date.

“Persons” shall mean any individual or Entity.

“Record Date” shall mean the date established by the Managing Member pursuant to Section 4.1 as the record date for purposes of any entitlement hereunder or any other purpose as determined by the Managing Member.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” shall mean, with respect to any Person, and other Person controlled by such Person directly or indirectly through any other Subsidiary of such Person or in which such Person owns directly or indirectly through any other Subsidiary of such Person more than 50% of the outstanding common stock or other outstanding equity securities ordinarily entitled to vote in such Person.

“Transfer” shall mean any direct or indirect transfer, sale, assignment, pledge, lease, redemption, hypothecation, mortgage, gift, creation of security interest, lien or trust (voting or otherwise) or other encumbrance, or other disposition of any Units or other equity securities of the Company; and “Transferor” and “Transferee” shall have correlative meanings; provided, however, that notwithstanding anything to the contrary herein, no transfer, sale, assignment, pledge, lease, redemption, hypothecation, mortgage, gift, creation of security interest, lien or trust (voting or otherwise) or other encumbrance, or other disposition of any Class A Common Stock or other capital stock of PubCo shall be deemed to be a “Transfer.”

“Unit” shall mean an Economic Interest in the Company that is designated as a “Unit” and shall include the Class A Units; provided that any class or group of Units issued shall have the relative rights, powers and duties set forth in this Agreement and the Economic Interest represented by such class or group of Units shall be determined in accordance with such relative rights, powers and duties. Except to the extent otherwise provided herein, each class of Unit represents the same fractional interest in such Economic Interest in the Company as each other Unit in such class. Units may be issued in different classes and in whole and fractional numbers.

Section 1.2      Cross References. Each of the following terms shall have the meaning assigned thereto in the Section of this Agreement set forth below opposite such term:

Term	Section
Act	Recitals
Agreement	Preamble
Class B Units	Recitals
Company	Preamble
Damages	6.3
First A&R LLC Agreement	Recitals
Formation Date	Recitals
Merger Agreement	Recitals
Original Agreement	Recitals
Permitted Successor	5.1(b)
Permitted Transferee	9.3
Proceeding	6.3
PubCo	Preamble
Second A&R LLC Agreement	Recitals
Sellers	Recitals
Tax Distribution	8.4(a)
Tungsten	Recitals

Section 1.3      Construction. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof. The definitions in this Article I shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections and Schedules shall be deemed to be references to Articles and Sections of, and Schedules to, this Agreement unless the context shall otherwise require. All Schedules attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Schedule shall have the meaning ascribed to such term in this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” A reference to any party to this Agreement or any other agreement or document shall include such party’s predecessors, successors and permitted assigns. The word “or” shall be disjunctive but not exclusive. All accounting terms not defined in this Agreement shall have the meanings determined by GAAP. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument, law or statute defined or referred to herein means such agreement, instrument, law or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of laws or statutes) by succession of comparable successor laws or statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise expressly specified herein, including any allocation to be made among all Members or a group of Members “on a pro rata basis” or “ratably” shall be made in proportion to the Percentage Interests of such Members or group of Members immediately prior to the transaction with respect to which such allocation is being made.

ARTICLE II

CONTINUATION OF COMPANY

Section 2.1      Continuation.

(a)            Continuation. The Company was formed on May 13, 2020, pursuant to the provisions of the Act, upon the filing of the Certificate with the Secretary of State of the State of Delaware. The parties hereto hereby continue the Company as a limited liability company under and pursuant to the provisions of the Act and agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein.

(b)            Schedule A attached hereto shall be updated from time to time as is necessary to accurately reflect the information contained therein, including the admission of additional Members. Any revision to Schedule A attached hereto made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule A attached hereto shall be deemed to be a reference to Schedule A attached hereto, as amended and in effect from time to time.

Section 2.2      Name. The name of the Company heretofore formed and continued hereby is “CompoSecure Holdings, L.L.C.” The name of the Company may be changed from time to time by the Managing Member, and upon such change an appropriate amendment to the Certificate shall be filed as required by the Act.

Section 2.3      Principal Place of Business. The principal office of the Company is, and shall continue to be, at such place as the Managing Member may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records thereat. The Company may have such other offices as the Managing Member may designate from time to time.

Section 2.4      Registered Office and Registered Agent. The registered office of the Company required by the Act to be maintained in the State of Delaware is, and shall continue to be, the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Managing Member may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware is, and shall continue to be, the initial registered agent named in the Certificate or such other Person or Persons as the Managing Member may designate from time to time in the manner provided by law.

Section 2.5      Purposes and Powers.

(a)            Subject to Section 2.5(b), the Company is formed for the purpose of, directly and indirectly, engaging in the Business and in any and all activities and transactions which are necessary, convenient, desirable or incidental to the foregoing and in any lawful business, act or activity as the Managing Member may determine from time to time and for which a limited liability company may be organized under the Act, and engaging in any and all activities necessary, convenient, desirable or incidental to the foregoing.

(b)            The Company shall have authority to engage in any other lawful business, purpose or activity permitted by the Act, and shall possess and may exercise all of the powers and privileges granted by the Act, together with any powers incidental thereto, including such powers or privileges as are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company, in each case, as the Managing Member (or any officer pursuant to delegated authority) may determine.

Section 2.6      Term. The Company shall have a perpetual existence unless the Company is dissolved in accordance with the provisions of this Agreement.

ARTICLE III

MEMBERS

Section 3.1      Members. The name, residence, business or mailing addresses, and the type and number of Units of each Member are set forth on Schedule A, as such Schedule shall be amended from time to time by the Managing Member in accordance with the terms of this Agreement. Unless otherwise specified, any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time in accordance with the terms of this Agreement. Each Person listed on Schedule A (as in effect on the date hereof) upon (i) his, her or its execution of this Agreement or counterpart thereto and (ii) receipt by the Company of such Person’s Capital Contributions, if any, is hereby admitted to the Company as a Member and shall own the number and type of Units set forth opposite such Member’s name on Schedule A, as amended from time to time in accordance with the terms of this Agreement. The Managing Member may in its discretion issue certificates to the Members representing the Units held by each Member.

Section 3.2      Admission of Additional Members. The Company may admit additional Persons as Members, and such Persons shall make Capital Contributions, and may participate in the profits, losses, distributions, allocations and Capital Contributions upon such terms as are established by the Company. A Person shall be admitted as a Member at the time: (a) all conditions to such Person’s admission pursuant to this Agreement have been satisfied, including any conditions established by the Managing Member pursuant Section 7.2(f) and those set forth in Article IX, as applicable, as determined by the Managing Member, and (b) such Person executes this Agreement or a counterpart signature page to this Agreement. Following admission as a Member, such Person shall be listed by the Managing Member as a Member on Schedule A attached hereto.

Section 3.3      Voting Rights. Each Member shall be entitled to ten votes per Class A Unit that it holds with respect to any matters to which the Member holding such Units are entitled to vote. For any matters on which the Members are entitled to vote, the vote of the Members holding a majority of the voting power of all Units, voting together as a single class, shall constitute the vote required for approval of the Members.

Section 3.4      Limitation of Liability of Members.

(a)            Except as otherwise expressly required by the Act, a Member, in its capacity as such, shall have no liability in excess of (i) the amount of its Capital Contribution, (ii) its share of any undistributed profits and assets of the Company, (iii) its obligation to make other payments expressly provided for in this Agreement, and (iv) the amount of any distributions from the Company wrongfully distributed to it. It is the intent of the parties hereto that no distribution to any Member shall be deemed a return of any money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, a Member is obligated to return such money or property, such obligation shall be the obligation of such Member and not of the Company or any other Member.

(b)            No Member (other than the Managing Member), in its capacity as such, shall take part in the day-to-day management, operation or control of the business and affairs of the Company. No Member (other than the Managing Member), in its capacity as such, shall have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company. A Member shall have no rights other than those specifically provided herein or the Act.

(c)            A Member or an employee, agent, director or officer of a Member may also be an employee, agent, director or officer of the Company. The existence of these relationships and acting in such capacities will not result in a Member being deemed to be participating in the control of the business of the Company or otherwise affect the liability of such Member or the Person so acting.

Section 3.5      Priority and Return of Capital. Except as may be expressly provided herein, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to distributions with respect to the Company.

Section 3.6      Representations and Warranties. Each Member, upon executing this Agreement (or counterpart signature to this Agreement), hereby represents and warrants to the Company and the Members who have also executed this Agreement that:

(a)            (i) such Member has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto; (ii) such Member has received, reviewed and evaluated all information necessary to assess the merits and risks of its investment in the Company and has had answered to its satisfaction any questions regarding such information; (iii) such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time; (iv) such Member is acquiring such Member’s interest in the Company for its sole benefit and account, for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; (v) (A) if such Member is an entity, the execution, delivery and performance of this Agreement have been duly authorized by such Member and (B) if such Member is a natural Person, such Member has full legal capacity to enter into and perform his or her obligations under this Agreement; (vi) the execution, delivery and performance of this Agreement do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party (if such Member is an entity) or by which such Member is bound; (vii) the determination of such Member to acquire such Member’s interest in the Company has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Member or any agent or employee of any other Member; (viii) this Agreement is valid, binding and enforceable against such Member in accordance with its terms, except as limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to creditors’ rights generally and (B) general principles of equity, whether such enforceability is considered in a Proceeding in equity or at law; and (ix) such Member is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

ARTICLE IV

MEETINGS OF MEMBERS

Section 4.1      Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the Managing Member may set a Record Date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 4.1, such determination shall apply to any adjournment thereof.

Section 4.2      Calling the Meeting. Meetings of the Members may be called by (a) the Managing Member or (b) Members holding a majority of the voting power of all Units, voting together as a single class.

Section 4.3      Notice. Written notice stating the place, date and time of the meeting and, in the case of a meeting of the Members not regularly scheduled, describing the purposes for which the meeting is called, shall be delivered not fewer than one (1) day and not more than thirty (30) days before the date of the meeting to each Member, by or at the direction of the Managing Member or the Members calling the meeting, as the case may be. The Members may hold meetings at the Company’s principal office or at such other place as the Managing Member or the Members calling the meeting may designate in the notice for such meeting.

Section 4.4      Participation. Any Member may participate in a meeting of the Members by means of video conference, telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 4.5      Vote by Proxy. On any matter that is to be voted on by Members, a Member may vote in person or by proxy, and such proxy may be granted in writing, by means of Electronic Transmission or as otherwise permitted by law. Every proxy shall be revocable in the discretion of the Member executing it unless otherwise provided in such proxy; provided, that such right to revocation shall not invalidate or otherwise affect actions taken under such proxy prior to such revocation.

Section 4.6      Conduct of Business. The business to be conducted at such meeting need not be limited to the purpose described in the notice and can include business to be conducted by Members holding Units; provided, that the Members shall have been notified of the meeting in accordance with Section 4.3. Attendance of a Member at any meeting shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4.7      Quorum. A quorum of any meeting of the Members shall require the presence of the Members holding a majority of the voting power of all Units, voting together as a single class. Subject to Section 4.8, no action at any meeting may be taken by the Members unless the quorum is present. Subject to Section 4.8, no action may be taken by the Members at any meeting at which a quorum is present without the affirmative vote of Members holding a majority of the voting power of all Units, voting together as a single class.

Section 4.8      Action Without a Meeting. Any action required or permitted to be taken at a meeting of Members may be taken without a meeting and without prior notice by the written consent of the Members holding a majority of the voting power of all Units, voting together as a single class, which such written consent may include DocuSign or other electronic and email options.

ARTICLE V

MANAGEMENT

Section 5.1      Management by the Managing Member.

(a)            Except as otherwise specifically set forth in this Agreement, the Managing Member shall be deemed to be a “manager” for purposes of applying the Act. Except as expressly provided in this Agreement or the Act, the business and affairs of the Company and its Subsidiaries shall be managed, operated and controlled by or under the direction of the Managing Member. The Managing Member is, to the extent of its rights and powers set forth in this Agreement, an agent of the Company for the purposes of the Company’s and its Subsidiaries’ business and affairs, and the actions of the Managing Member taken in accordance with such rights and powers, shall bind the Company (and no other Member shall have such right). Except as expressly provided in this Agreement, the Managing Member shall have, and is hereby granted, the full and complete power, authority and discretion for, on behalf of and in the name of the Company, to take such actions as it may in its sole discretion deem necessary or advisable to carry out any and all of the objectives and purposes of the Company, subject only to the terms of this Agreement. The Managing Member shall have the power and authority to delegate to one or more other Persons the Managing Member’s rights and powers to manage and control the business and affairs of the Company and its Subsidiaries, including to delegate to agents and employees of a Member, the Company or any of its Subsidiaries, and to delegate by a management agreement or another agreement with, or otherwise to, other Persons. The Managing Member may authorize any Person to enter into and perform any document on behalf of the Company or any Subsidiary.

(b)            PubCo or its successor may withdraw as the Managing Member and appoint as its successor, at any time upon written notice to the Company, (i) any wholly owned Subsidiary of PubCo or its successor, (ii) any Person of which PubCo or its successor is a wholly owned Subsidiary, (iii) any Person into which PubCo or its successor is merged or consolidated or (iv) any Transferee of all or substantially all of the assets of PubCo or its successor (any such Person, a “Permitted Successor”), which withdrawal and replacement shall be effective upon the delivery of such notice and admission of such Permitted Successor as a Member in accordance with the terms of this Agreement.

Section 5.2      [Reserved].

Section 5.3      [Reserved].

Section 5.4      [Reserved].

Section 5.5      [Reserved].

Section 5.6      Company Books. The Managing Member shall keep or cause to be kept full and true books of account maintained in accordance with generally accepted accounting principles consistently applied and in which shall be entered fully and accurately each transaction of the Company. Such books of account, together with a copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company. Upon reasonable written request, any Member shall have the right, at a time during ordinary business hours, as reasonably determined by the Managing Member, to inspect and copy, at the requesting Member’s expense, the books and records of the Company for any purpose reasonably related to such Member’s interest with respect to the Company.

Section 5.7      [Reserved].

Section 5.8      Title to Assets. Title to assets of the Company, whether real, personal or mixed, tangible or intangible, shall be deemed to be owned by the Company, and no Member, individually or collectively, shall have any ownership interest in such assets or any portion thereof.

Section 5.9      Reliance by Third Parties. Any Person may rely upon a certificate signed by the Managing Member as to (a) the identity of the Members, (b) any factual matters relevant to the affairs of the Company, (c) the Persons who are authorized to execute and deliver any document on behalf of the Company or (d) any action taken or omitted by the Company, the Managing Member or any Member with respect to the business of the Company.

Section 5.10    Reimbursement of Expenses. The Company shall reimburse the Managing Member for all ordinary and reasonably necessary out-of-pocket expenses incurred by them in accordance with this Agreement on behalf of the Company.

Section 5.11    Officers.

(a)            Designation and Appointment. The Managing Member may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s business (subject to the supervision and control of the Managing Member), including employees, agents and other Persons (any of whom may be a Member) who may be designated as Officers of the Company, with titles including “chairman,” “chief executive officer,” “president,” “vice president,” “treasurer,” “secretary,” “general manager,” “director,” “chief financial officer” and “chief operating officer,” to the extent authorized by the Managing Member. Any number of offices may be held by the same Person. The Managing Member may choose not to fill any office for any period as it may deem advisable. Officers need not be Members or residents of the State of Delaware. Any Officers so designated shall have such authority and shall perform such duties as are typical of such positions and as may otherwise be delegated from time to time by the Managing Member. The Managing Member may assign titles to particular Officers. Each Officer shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Managing Member.

(b)            Resignation/Removal. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Managing Member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause at any time by the Managing Member, subject to any contractual agreement between the Company and such Officer. Designation of an Officer shall not of itself create any contractual or employment rights.

(c)            Authority of Officers. The Officers shall have the duties, rights, power and authority as may be prescribed by the Managing Member from time to time.

ARTICLE VI

OBLIGATIONS, INDEMNIFICATION AND EXCULPATION

Section 6.1      Performance of Duties; No Liability of Members or Officers.

(a)            No Member (including the Managing Member) shall, in its capacity as a Member or Managing Member, have any duty to the Company or any other Member except as expressly set forth herein or in other written agreements. Furthermore, notwithstanding anything herein to the contrary, and in accordance with applicable law, any and all fiduciary duties of the Members to the Company or to another Member or to another person that is a party to or is otherwise bound by this Agreement shall be eliminated to the maximum extent permitted by law; provided, that the implied contractual covenant of good faith and fair dealing shall not be eliminated. No Member or Officer shall be liable to the Company or to any Member for any loss or damage sustained by the Company or to any Member, unless the loss or damage shall have been the result of gross negligence, fraud or intentional misconduct by the Member or Officer in question. In performing his, her or its duties (if any), each such Person shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid) of the following other Persons or groups: one or more Officers or employees of the Company, any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company or the Managing Member; or any other Person who has been selected with reasonable care by or on behalf of the Managing Member, in each case as to matters which such relying Person reasonably believes to be within such other Person’s competence. No Member or Officer shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being a Member, Officer or any combination of the foregoing. The waiver of duties and limitations of liability set forth in this Section 6.1 shall apply to each such Person’s capacity as a Member (including as the Managing Member) or Officer.

(b)            Any Member and any Affiliate of any Member may engage in or possess an interest in other profit-seeking or business ventures of any kind, nature or description, independently or with others, whether or not such ventures are competitive with the Company and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Member. No Member who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company shall have any duty to communicate or offer such opportunity to the Company, and such Member shall not be liable to the Company or to the other Members for breach of any fiduciary or other duty by reason of the fact that such Member pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Company. Neither the Company nor any Member shall have any rights or obligations by virtue of this Agreement or the relationship created hereby or thereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Company, shall not be deemed wrongful or improper.

Section 6.2      Confidential Information. Without limiting the applicability of any other agreement to which any Member may be subject, no Member or Officer, directly or indirectly disclose or use at any time, either during his, her or its association or employment with the Company or for a period of twenty four (24) months thereafter, any Confidential Information of which such Member or Officer is or becomes aware. Each Member and Officer in possession of Confidential Information shall take all appropriate steps to safeguard such information and to protect it against disclosure, misuse, espionage, loss and theft. Notwithstanding the above, a Member or Officer may disclose Confidential Information to the extent (a) the disclosure is necessary for the Member or Officer and/or the Company’s agents, representatives, and advisors to fulfill their duties to the Company pursuant to this Agreement and/or other written agreements, (b) the disclosure is required or requested by any federal, state, provincial or other regulatory authority or examiner, or any insurance industry association, or is reasonably believed by such Member or Officer to be compelled by any court decree, subpoena or legal or administrative order or process and (c) necessary to enforce rights hereunder. No Member or Officer shall be prohibited from disclosing any Confidential Information to the extent such information (i) was or becomes generally available to such Member or Officer and known by the public other than as a result of a disclosure by such Member or Officer or any of its representatives or agents in violation of this Agreement, (ii) was or becomes available to such Member or Officer on a non-confidential basis from a source other than the Company or any of its representatives or agents, provided that such source was not known by such Member or Officer, after reasonable inquiry, to be bound by any agreement with the Company or any of its Affiliates to keep such information confidential, or otherwise prohibited from transmitting the information to such Member or Officer or any of its representatives or agents by a contractual, legal or fiduciary obligation, or (iii) was in such Member’s or Officer’s possession prior to being furnished by or on behalf of the Company, provided the source of such information was not known by such Member or Officer, after reasonable inquiry, to be bound by any agreement with the Company or any of its Affiliates to keep such information confidential, or otherwise prohibited from transmitting the information to such Member or Officer or any of its representatives or agents by a contractual, legal or fiduciary obligation.

Section 6.3      Right to Indemnification. Subject to the limitations and conditions as provided in this Article VI, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (each, a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person, or a Person of which such Person is the legal representative, is or was a Member (including the Managing Member) or an Officer or an officer or member of the board of a Subsidiary, shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including reasonable attorneys’ and experts’ fees) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation (“Damages”), unless such Damages shall have been the result of gross negligence, fraud or willful misconduct by such Person, in which case such indemnification shall not cover such Damage to the extent resulting from such gross negligence, fraud or willful misconduct. Indemnification under this Article VI shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Article VI shall be deemed contract rights, and no amendment, modification or repeal of this Article VI shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal.

Section 6.4      Advance Payment. The right to indemnification conferred in this Article VI shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person (other than an Officer of the Company or any of its Subsidiaries thereof in respect of claims by the Company or any of its Subsidiaries thereof against such Officer in such Officer’s capacity as such) entitled to be indemnified under Section 6.3 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification; provided that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under Article VI and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.5      Indemnification of Employees and Agents. The Company, at the direction of the Managing Member, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses under Section 6.3 and Section 6.4.

Section 6.6      Appearance as a Witness. Notwithstanding any other provision of this Article VI, the Company may pay or reimburse reasonable out of pocket expenses incurred by an Officer, employee or agent in connection with his or her appearance as a witness or other participation in a Proceeding at a time when he or she is not a named defendant or respondent in the Proceeding.

Section 6.7      Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VI shall not be exclusive of any other right that a Member indemnified pursuant to this Article VI may have or hereafter acquire under any law (common or statutory) or under any agreement.

Section 6.8      Insurance. The Company shall obtain and maintain at all times thereafter, at its expense, insurance (with coverage limits customary for similarly situated companies) to protect itself and any Member, Officer or agent of the Company, and any member of the board (or governing body), officer or agent of any Subsidiary of the Company, who is or was serving at the request of the Company or such Subsidiary as a manager, representative, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article VI.

Section 6.9      Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Person indemnified pursuant to this Article VI as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any such Proceeding, appeal, inquiry or investigation to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VII

CAPITAL STRUCTURE

Section 7.1      Capital Structure.

(a)            The Members’ interests in the Company shall be represented by Units which are comprised of one class: Class A Units.

(b)            The Members and their respective holdings of Units as of the date hereof are set forth on Schedule A attached hereto. The Managing Member may from time to time, and only in accordance with the terms of this Agreement, authorize the issuance of additional Class A Units.

(c)            All issuances of Class A Units and any other Units shall be made in accordance with the terms and provisions of this Agreement.

(d)            All Units shall have identical rights and privileges in every respect.

(e)            The issued and outstanding Units shall not be represented by certificates.

Section 7.2      Additional Units.

(a)            [Reserved].

(b)            [Reserved].

(c)            [Reserved].

(d)            The Company may only issue Class A Units to PubCo.

(e)            [Reserved].

(f)             Notwithstanding anything to the contrary herein, the Company may, and the Managing Member may cause the Company to, issue additional Units, at any time or from time to time, to the Members or to other Persons, and to admit such Persons as Members, on such terms and conditions as shall be established by the Managing Member, all without the approval of any Member (other than the Managing Member) or any other Person, including in connection with the payment of shares of Class A Common Stock to the Earnout Recipients (as defined in the Merger Agreement) pursuant to Section 2.9 of the Merger Agreement. At any time shares of Class A Common Stock are issued by PubCo, the Company shall issue to PubCo a number of Class A Units equal to the number of shares of Class A Common Stock issued.

Section 7.3      [Reserved].

Section 7.4      Capital Contributions of Members. No Member shall be required to make any capital contributions to the Company.

ARTICLE VIII

DISTRIBUTIONS

Section 8.1      [Reserved].

Section 8.2      [Reserved].

Section 8.3      [Reserved].

Section 8.4      Distributions.

(a)            To the extent permitted by the financing agreements of the Company and its Subsidiaries, the Company may, to the extent of Distributable Cash, make a distribution or distributions in cash (each, a “Tax Distribution”), to the Members in proportion to their respective Percentage Interests in an aggregate amount necessary for such Members to pay taxes arising in respect of the operations of, or their interest in, the Company in respect of such Fiscal Year, as determined by the Managing Member in its discretion. If the aggregate amount of Tax Distributions made in respect of any Fiscal Year exceeds the amount of the actual tax liability of the Members with respect to the Company for such Fiscal Year (based on tax returns filed by the Members), then Tax Distributions for subsequent Fiscal Years shall be reduced by the amount of such excess.

(b)            Other than as provided for in Section 8.4(a) and Article IX, the Company shall make distributions of Distributable Cash to the Members at such times and in such amounts as the Managing Member may determine from time to time. All amounts so determined by the Managing Member to be available for distribution by the Company shall be distributed to the Members in proportion to their respective Percentage Interests.

(c)            All distributions made pursuant to Section 8.4 shall be at such times and in such aggregate amounts as shall be determined by the Managing Member, in its sole discretion.

Section 8.5      Distributions in Kind. Distributions made pursuant to this Agreement may be made in cash or in property or assets in kind at the discretion of the Managing Member; provided, however, that subject to Section 8.4 any distribution in kind shall be made to all Members proportionately in accordance with Section 8.4(b).

Section 8.6      [Reserved].

Section 8.7      Restrictions on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member with respect to such Member’s Units if such distribution would violate the Act or other applicable law. In addition, except as specifically determined by the Managing Member, the Company shall not make a distribution to any Member if such distribution would be prohibited by the terms of, or would cause any obligation of the Company or any of its Subsidiaries to become due prior to the final maturity date of, or would cause the net worth or assets of the Company or any of its Subsidiaries to be less than the minimum amount (or less in relation to another amount than the minimum ratio of such amounts) required to be maintained by the Company or any of its Subsidiaries under, or otherwise would conflict with, any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound which relates to borrowed money.

Section 8.8      Accounting Method. The Company shall keep its accounting records and shall report profit or losses on the accrual method of accounting in accordance with GAAP consistently applied and, to the extent inconsistent therewith, in accordance with this Agreement.

Section 8.9      Interest on and Return of Capital Contributions. No Member shall be entitled to interest on any of its Capital Contributions or to return of any of its Capital Contributions.

Section 8.10    Taxes.

(a)            The Company shall prepare, or cause to be prepared, and shall file all tax returns, be they information returns or otherwise, which are required to be filed by the Company with the Internal Revenue Service, state and local tax authorities and foreign tax jurisdictions, if any.

(b)            All determinations as to tax elections for the Company shall be made by the Managing Member.

Section 8.11    [Reserved].

Section 8.12    Accounting Decisions; Auditors. All determinations as to the accounting principles of the Company shall be made by the Managing Member.

Section 8.13    Tax Classification. It is the intention of the parties hereto that the Company be classified as a disregarded entity unless and until such time as the Managing Member elects to file an election to treat the Company as an association taxable as a corporation for U.S. federal income tax purposes.

Section 8.14      [Reserved].

Section 8.15    Accounting Records. The Company and each Subsidiary of the Company shall: (a) keep complete and accurate business and accounting records reflecting all transactions of the Company and each Subsidiary of the Company; (b) manage its books and ledgers in a proper and timely manner; (c) maintain proper internal accounting controls sufficient to enable the timely identification or ascertainment of, amongst other things, payments receivables and that the dispositions by it of its assets have, in each case, been performed in an authorized manner; and (d) prevent unauthorized persons from having access to its books and records. Such accounting records shall be kept in accordance with GAAP consistently applied and, to the extent inconsistent therewith, in accordance with this Agreement, and shall be audited annually. The Company shall also keep all records required to be kept pursuant to the Act.

ARTICLE IX

ASSIGNMENT; ADMISSION AND WITHDRAWAL OF MEMBERS

Section 9.1      Assignment of Units. Except as otherwise expressly permitted in this Article IX, no Member shall Transfer all or any portion of its Membership Interests, Units or rights to income or other attributes with respect to its Units, it being understood that any such Transfer not in accordance with this Section 9.1 or the remainder of this Article IX will be deemed to constitute a Transfer by such Member in violation of this Agreement and shall be void ab initio.

Section 9.2      Transfers by Members.

(a)            Without the prior written consent of the Managing Member, no Member (other than the Managing Member) may Transfer any Units (or any Economic Interest therein).

(b)            PubCo is the only permitted holder of Class A Units.

(c)            Any attempted Transfer of Units by any Member not in accordance with this Section 9.2 shall be ineffective, null and void ab initio.

Section 9.3      Effect of Permitted Transfer. Upon consummation of any Transfer of Units made in accordance with the provisions of this Agreement to a Transferee (such Transferee, a “Permitted Transferee”), (a) such Permitted Transferee shall be admitted as a Member (if not already a Member) and for purposes of this Agreement, such Permitted Transferee shall be deemed a Member with respect to such Transferred Units and (b) the Transferred Units shall continue to be subject to all the provisions of this Agreement. Unless the Transferor and the Permitted Transferee otherwise agree in writing, and give written notice of such agreement to the Company at least five (5) days prior to such Effective Transfer Time, all distributions declared to be payable to the Transferor at or prior to such Effective Transfer Time shall be made to the Transferor. No Transfer shall relieve the Transferor (or any of its Affiliates) of any of their obligations or liabilities under this Agreement arising prior to the closing of the consummation of such Transfer.

Section 9.4      Recognition of Assignment by Company. No Transfer, or any part thereof, that is in violation of Article IX shall be valid or effective, and neither the Company nor the Managing Member shall recognize the same for the purpose of making distributions in accordance with this Agreement. To the fullest extent permitted by law, neither the Company nor the Managing Member shall incur any liability as a result of refusing to make any such distributions to the Transferee of any such invalid Transfer.

Section 9.5      Death, Incompetency, Bankruptcy or Dissolution of a Member. The death, incompetency, Bankruptcy, dissolution or other cessation to exist as a legal entity of a Member shall not, in and of itself, dissolve the Company. In any such event, the personal representative (as defined in the Act) of such Member may exercise all of the rights of such Member for the purpose of settling such Member’s estate or administering its property, subject to the terms and conditions of this Agreement.

Section 9.6      Withdrawal from the Company. Except as provided in this Agreement, no Member may withdraw as a member of the Company.

Section 9.7      [Reserved].

ARTICLE X

DISSOLUTION AND TERMINATION OF THE COMPANY

Section 10.1    Dissolution of the Company.

(a)            The Company shall be dissolved upon any of the following events:

(i)            the written consent of the Managing Member;

(ii)           at any time there are no members of the Company unless the Company is continued without dissolution in accordance with the Act; or

(iii)          the entry of a decree of judicial dissolution of the Company under the Act.

(b)            Upon the dissolution of the Company as provided herein, the Company shall be wound up in the manner provided by Section 10.2.

Section 10.2    Winding Up, Liquidation and Distribution of Assets of the Company Upon Dissolution of the Company.

(a)            Upon dissolution of the Company, the Managing Member shall commence to wind up the Company’s affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities of the Company to its creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The Members shall be furnished with a statement prepared by a certified public accountant selected by the Managing Member at the expense of the Company, that shall set forth the assets and liabilities of the Company as of the date of termination. The proceeds of liquidation shall be distributed in the following order and priority:

(i)            first, to creditors of the Company, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of (A) all debts and liabilities of the Company, whether by payment thereof or the making of reasonable provision of payment thereof (including, to the extent permitted by law, any loans or advances that may have been made by any of the members to the Company) and (B) the expenses of liquidation not otherwise adequately provided for, whether by payment thereof or the making of reasonable provision of payment thereof, which liabilities set forth in (A) and (B) may be satisfied by the setting up of any reserves that are determined by the Managing Member to be reasonably necessary for any contingent, conditional or unmatured liabilities or obligations of the Company arising out of, or in connection with, the Company; and

(ii)           second, to the Members in accordance with Section 8.4.

(b)           [Reserved].

(c)            The Members shall comply with all requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

Section 10.3    Certificate of Cancellation.

(a)            If a dissolution of the Company occurs and all debts, liabilities and obligations of the Company have been satisfied (whether by payment or reasonable provision for payment) and all of the remaining property and assets of the Company have been distributed, a certificate of cancellation shall be executed and filed with the Secretary of State of the State of Delaware in accordance with the Act.

(b)            Upon cancellation of the Certificate by the filing of a certificate of cancellation or otherwise, this Agreement shall terminate, and the existence of the Company shall cease.

Section 10.4    Returns of Contributions Nonrecourse to Members. Except as otherwise provided by applicable law, upon dissolution of the Company, each Member shall look solely to the assets of the Company for the return of its Capital Contributions made to the Company, and if the assets of the Company remaining after satisfaction (whether by payment or reasonable provision for payment) of the debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, such Members shall have no recourse against the Company or any Member, except as otherwise provided by law.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.1    Notices. Wherever provision is made in this Agreement for the giving of any notice, such notice shall be in writing and shall be deemed to have been duly given if mailed by first class United States mail, postage prepaid, addressed to the party entitled to receive the same, or sent by facsimile transmission or sent by overnight courier, if to a Member, in each case to the addresses or facsimile telephone numbers therefor set forth in Schedule A attached hereto, and if to the Company, to:

CompoSecure Holdings, L.L.C.
309 Pierce Street
Somerset, NJ 08873
Attention: Jonathan C. Wilk, President and CEO
Phone:
Email:

or to such other address, in any such case, as any party hereto shall have last designated by notice to the other party. Notice shall be deemed to have been given on the day that it is sent by electronic transmission and the appropriate answerback or confirmation of successful transmission or receipt is received or, if sent by overnight courier, shall be deemed to have been given one Business Day after delivery by the courier company, or if mailed, five Business Days following the date on which such notice was so mailed. Any Member may change its address for notices by giving written notice of such change to the other Members and the Company.

Section 11.2    Entire Agreement; Non-Waiver. This Agreement, including the Schedules hereto, constitute the entire agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties with respect to the subject matter hereof.

Section 11.3    Amendments. Except as required by law, this Agreement or the Certificate may be amended from time to time only upon the approval of the Managing Member. The date of adoption of an amendment shall be the date on which the Company shall have received the requisite approval.

Section 11.4    No Waivers. No delay on the part of any party in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver, express or implied, by any party of any right hereunder or of any failure to perform or breach hereof by any other party constitute or be deemed a waiver of any other right hereunder or of any other failure to perform or breach hereof by the same or any other Member, whether of a similar or dissimilar nature thereof.

Section 11.5    Applicable Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of laws, rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 11.6    SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; SELECTION OF FORUM. EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (UNLESS THE FEDERAL COURTS HAVE EXCLUSIVE JURISDICTION OVER THE MATTER, IN WHICH CASE THE UNITED STATED DISTRICT FOR THE DISTRICT OF DELAWARE, OR THE COURT OF CHANCERY OF THE STATE OF DELAWARE DOES NOT HAVE JURISDICTION, IN WHICH CASE THE SUPERIOR COURT OF THE STATE OF DELAWARE) FOR THE PURPOSES OF ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREES TO COMMENCE ANY SUCH LEGAL PROCEEDING ONLY IN SUCH COURTS. EACH PARTY HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY UNITED STATES REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUCH LEGAL PROCEEDING. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY LEGAL PROCEEDING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN SUCH COURTS, AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LEGAL PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER AT LAW, IN EQUITY, BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

Section 11.7    Further Assurances. Each of the Members hereby agrees, at the request of any other Member, to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement.

Section 11.8    Assignment of Contracts and Rights. Except in connection with a Transfer permitted under Article IX, no party to this Agreement may assign any of its rights or remedies or delegate any of its obligations under this Agreement without the prior written consent of the Managing Member.

Section 11.9    No Right to Partition. The Members, on behalf of themselves and their shareholders, partners, members, successors and assigns, if any, hereby specifically renounce, waive and forfeit all rights, whether arising under contract or statute or by operation of law, except as otherwise expressly provided in this Agreement, to seek, bring or maintain any action in any court of law or equity for partition of the Company or any asset of the Company, or any interest which is considered to be Company property, regardless of the manner in which title to such property may be held.

Section 11.10  No Third-Party Rights. This Agreement is made solely and specifically between and for the benefit of the parties hereto, and their respective successors and assigns (subject to the express provisions hereof relating to successors and assigns), and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties hereto, except for Persons entitled to indemnification under Article VI.

Section 11.11  Successors and Assigns. Subject to the restrictions on Transfer set forth herein, and except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and permitted assignees under this Agreement.

Section 11.12  Severability. If any provision of this Agreement shall be declared to be invalid, illegal or unenforceable, such provision shall survive to the extent it is not so declared, and the validity, legality and enforceability of the other provisions hereof shall not in any way be affected or impaired thereby, unless such action would substantially impair the benefits to either party of the remaining provisions of this Agreement.

Section 11.13  Remedies Not Exclusive. Except as otherwise provided herein, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every remedy under this Agreement now or hereafter existing at law or in equity or by statute.

Section 11.14  Representation by Counsel. Each of the parties has been represented by and has had an opportunity to consult legal counsel in connection with the negotiation and execution of this Agreement. Therefore, the parties intend that no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by any court or arbitrator or any governmental authority by reason of such party having drafted or being deemed to have drafted such provision.

Section 11.15  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts, individually or taken together, bear the signatures of each of the parties reflected herein as signatories.

Section 11.16  Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of any of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused their signatures, or the signatures of their duly authorized representatives, to be set forth below as of the day and year first above written.

COMPANY:

COMPOSECURE HOLDINGS, L.L.C.

By:	/s/ Jonathan C. Wilk
	Name:	Jonathan C. Wilk
	Title:	Chief Executive Officer

[Signature Page to Third Amended and Restated Limited Liability Company Agreement of CompoSecure Holdings, L.L.C.]

IN WITNESS WHEREOF, the parties hereto have caused their signatures, or the signatures of their duly authorized representatives, to be set forth below as of the day and year first above written.

MANAGING MEMBER AND CLASS A MEMBER:

COMPOSECURE, INC.

By:	/s/ Jonathan C. Wilk
	Name:	Jonathan C. Wilk
	Title:	Chief Executive Officer

[Signature Page to Third Amended and Restated Limited Liability Company Agreement of CompoSecure Holdings, L.L.C.]